NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Warrant Shares: XXX,XXX,XXX Initial Exercise Date: Xxxxx XX, 2021

THIS COMMON STOCK PURCHASE WARRANT (the "**Warrant**") certifies that, for value received, Xxxxxxxxxxxx Xxxxxxx, Xxx., or its assigns (the "**Holder**") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "**Initial Exercise Date**") and on or prior to the close of business on the fifth year anniversary of the Initial Exercise Date (the "**Termination Date**") but not thereafter, to subscribe for and purchase from Transportation and Logistics Systems, Inc., a Nevada corporation (the "**Company**"), up to XXX,XXX,XXX shares of Common Stock (subject to adjustment hereunder, the "**Warrant Shares**"). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant issued pursuant to a Securities Purchase Agreement (the "**Purchase Agreement**"), dated August 5, 2021, entered into as of the Initial Exercise Date between the Company and the purchasers, including the initial Holder, party thereto.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2. Exercise.

(a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise Form annexed hereto. Within two Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares

purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one Trading Day of delivery of such notice. The Holder, by acceptance of this Warrant or any transferee, acknowledges and agrees that, by reason of the provisions of this Section 2(a), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $0.01 per share, subject to adjustment under Section 3 (the "**Exercise Price**").

(c) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Certificates for the shares of Common Stock purchased hereunder shall be transmitted to the Holder by the Transfer Agent by crediting the account of the Holder's prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("**DWAC**") if the Company is then a participant in such system and a registration statement is in effect permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, or by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is four Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) payment of the aggregate Exercise Price as set forth above (such date, the "**Warrant Share Delivery Date**"). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay, subject to Section 5(k) (as liquidated damages and not as a penalty), to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $10 per Trading Day (increasing to $20 per Trading Day after the fifth Trading Day) after the Warrant Share Delivery Date for each $1,000 of the value of the Warrant Shares for which this Warrant is exercised (based on the Exercise Price) which are not timely delivered. In no event shall liquidated damages for any one transaction exceed $1,000 for the first 10 Trading Days. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company or the date the Warrant Shares are delivered to the Holder, whichever date is earlier.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant. Unless the Warrant has been fully exercised, the Holders shall not be required to surrender this Warrant as a condition of exercise.

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

(v) Closing of Books. The Company will not close its stockholder books or records in any manner which unreasonably prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(d) Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be conclusively deemed to be the Holder's determination of which portion of this Warrant the Holder wishes to exercise, subject to the Beneficial Ownership Limitation, and the Company shall be entitled to rely on such Holder's determination and shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within five Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "**Beneficial Ownership Limitation**" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.

(e) Mandatory Exercise. Beginning from the Initial Exercise Date, the Company shall have the option, subject to the Equity Conditions, to cause the Holder to exercise the Warrant ("Mandatory Exercise") in whole or in part upon written notice ("Mandatory Exercise Notice"). For purposes of this Warrant, "Equity Conditions" means: (i) no breach under any of the Transaction Documents shall have occurred, (ii) the last closing sale price of the Common Stock has been equal to or greater than $0.10 per share (subject to adjustments for splits, dividends, recapitalizations and similar events) for consecutive 10 Trading Days immediately prior to the date on which the Mandatory Exercise Notice is given to the Holder (the "10 Day Consecutive Period"), (iii) the total daily trading dollar volume was, on average, at least $500,000, during the 10 Day Consecutive Period, and (iv) during each day of the 10 Day Consecutive Period and through the date of the Mandatory Exercise shall occur, the Company must have an effective registration statement with a current prospectus in compliance with Sections 5 and 10 of the Securities Act on file with the SEC pursuant to which the Warrant Shares may be sold (other than at a fixed price). The Mandatory Exercise Notice shall specify a date, which shall not be less than 30 days from the date such Mandatory Exercise Notice is received by the Holder on which such Mandatory Exercise shall occur. The Company's right to require a Mandatory Exercise shall be subject to and may be limited by Section 2 above.

(f) Company Purchase Option. If the Holder fails to meet its obligations under Section 2(e) above (for any reason, including the limitations under Section 2(d)), the Company has the option to purchase this Warrant from the Holder by paying to the Holder an amount in cash equal to the Purchase Option Black Scholes Value (as defined herein) of the remaining unexercised portion of this Warrant. "Purchase Option Black Scholes Value" means the value of the unexercised portion of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg L.P. determined as of the day the Company issues its Mandatory Exercise Notice (the "Applicable Date") and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the Applicable Date, (C) the underlying price per share used in such calculation shall be the average of the closing prices during the 20 Day Consecutive Period and (D) a remaining option time equal to the remaining underexercised period of this Warrant.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If and whenever on or after the Initial Exercise Date, the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any shares

of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, issued or sold or deemed to have been issued or sold) for a consideration per share (the "**Base Share Price**") less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the Base Share Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the Base Share Price under this Section 3(b)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance

of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If (A) the purchase or exercise price provided for in any Options, (B) the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (in each case (A), (B) and (C) other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a) and (y) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such Option or Convertible Securities including for the avoidance of doubt the adjustments resulting from a Triggering Event (as defined in the Series E COD)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Closing are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

(iv) Calculation of Consideration Received. If any Option is issued in connection with the issuance or sale of any other securities of the Company together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.006. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five Trading Days after the 10th day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error. If such appraiser's valuation differs by less than 5% from the Company's proposed valuation, the fees and expenses of such appraiser shall be borne by the Holder, and if such appraiser's valuation differs by more than 5% from the Company's proposed valuation, the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi) No adjustment pursuant to this Section 3(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(vii) Notwithstanding anything to the contrary herein, no adjustment pursuant to this Section 3(b) shall be made in respect of an Exempt Issuance. "**Exempt Issuance**" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company, in an aggregate amount not to exceed 10% of shares of Common Stock outstanding pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors, (b) (A) securities issuable upon the exercise or exchange of or conversion of the Series E Shares and/or (B) other securities issuable pursuant to existing agreements, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Initial Closing, provided that such securities have not been amended since the Initial Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than (1) in connection with stock dividends, stock splits or combinations or (2) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such securities, including for the avoidance of doubt the adjustments resulting from a Triggering Event (as defined in the Series E COD)) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to an entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) securities issued for bona fide services provided to the Company not for the purpose of raising capital or to an entity whose primary business is investing in securities.

(viii) This Section 3(b) shall not be effective with regard to, and no adjustment of the then current Exercise Price shall be made on the occurrence of, a Dilutive Issuance, if at the time of such issuance the Company's shares are listed on a national securities exchange or quoted or designated as trading on the OTC Bulletin Board, OTCQX, or OTCQB.

(c) Fundamental Transaction.

(i) If, at any time while this Warrant is outstanding, (1) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (2) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (3) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (4) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (5) the Company, directly or indirectly, in one or

more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "**Fundamental Transaction**"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (including as subject to any limitation on the exercise of this Warrant), at the option of the Holder the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "**Alternate Consideration**") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (including as subject to any limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternate Consideration. If a public announcement of the Fundamental Transaction has not been made, the notice to the Holder may not be given until the Company files a Form 8-K or other report disclosing the Fundamental Transaction.

(ii) If Section 3(c)(i) is not applicable, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "**Successor Entity**") to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c)(ii) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly, following any required public disclosure of the event by press release or on Form 8-K, email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address.

(ii) Notice to Allow Exercise by the Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the provisions of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so

assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "**Warrant Register**"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to deliver a bond or other security.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock, free of preemptive rights the number of Warrant Shares issuable upon exercise of this Warrant. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against

impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered when Rule 144 (or any successor law or rule) is available, may have restrictions upon resale imposed by state and federal securities laws.

(g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security.

(k) Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company, provided, however, that, as to each Holder, such obligations shall terminate when such Holder (i) ceases to hold the instrument or security pursuant to which such partial liquidated damages or other

amounts are due and payable for any reason including, but not limited to, conversion, exercise, redemption or exchange and (ii) is paid all of the liquidated damages or other amounts due.

(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder of Warrant Shares.

(m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders of 51% of the outstanding Warrants issued pursuant to the Purchase Agreement.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By: ______________________________

Name: John Mercadante, Jr.

Title: Chief Executive Officer

NOTICE OF EXERCISE

TO: **TRANSPORTATION AND LOGISTICS SYSTEMS, INC.**

(1) The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall be in lawful money of the United States by bank or cashier's check or wire transfer.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

(4) After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number (applicable only if a registration is in effect) or by physical delivery of a certificate to:

____

____

____

SIGNATURE OF HOLDER

Name of Investing Entity: ____
Signature of Authorized Signatory of Investing Entity: ____
Name of Authorized Signatory: ____
Title of Authorized Signatory: ____
Date: ____

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

FOR VALUE RECEIVED, ____ all of or _______ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is

____

____

Dated: ______________, _______

Holder's Signature: _________________________

Holder's Address: _________________________

____

Signature Guaranteed: ____

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.